Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, China Kangtai Cactus Bio-Tech Inc.

DATED this 12th day of December, 2006.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak